EX-99.906CERT

CERTIFICATION

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2024 of the Diamond Hill Securitized Credit Fund (the “Registrant”).

Jo Ann Quinif, Principal Executive Officer, and Julie A. Roach, Principal Financial Officer, of the Diamond Hill Securitized Credit Fund (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2024 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer Diamond Hill Securitized Credit Fund	Principal Financial Officer Diamond Hill Securitized Credit Fund

/s/ Jo Ann Quinif	/s/ Julie A. Roach
Jo Ann Quinif Date: February 21, 2025	Julie A. Roach Date: February 21, 2025

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.